Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is entered as of the 19th day of December, 2024, to be effective December 31, 2024, into by and between Lin Yumin (“Purchaser”) and Fortune Valley Treasures, Inc., a Nevada corporation (“FVTI”), with respect to shares of common stock of DaXingHuaShang Investment Group Limited, a Seychelles corporation, including all of its subsidiaries (collectively, “DaXing”).

RECITALS

WHEREAS, the Board of Directors of FVTI has determined it to be in the best interests of the FVTI and its shareholders to divest of DaXing in favor of pursuing other business opportunities; and

WHEREAS, FVTI is the owner of 100 shares, or 100% of, the outstanding shares of common stock (the “Subject Shares”) of DaXing; and

WHEREAS, Purchaser desires to purchase the Subject Shares from FVTI, and FVTI desires to sell the Subject Shares to Purchaser, on the terms and conditions set forth in this Agreement.

AGREEMENT

In order to consummate this Agreement, Purchaser and FVTI, in consideration of the mutual covenants and on the basis of the representations and warranties set forth, agree as follows:

1. Purchase of Subject Shares.

1.01 Purchase. Subject to the terms and conditions of this Agreement, FVTI shall transfer and sell to Purchaser all indicia of ownership representing the Subject Shares, duly endorsed in blank and delivered upon payment therefor on the Closing Date (defined below).

1.02 Consideration for Purchase. In payment of the Subject Shares, Purchaser shall pay to FVTI the sum of USD$250,000 (the “Purchase Price”), payable by delivery of a promissory note (the “Closing Note”), in the form of Exhibit A attached hereto, at the Closing (defined below).

2. Further Agreements.

2.01. Financial Statements. At the Closing, Purchaser will have received from FVTI a copy of DaXing’s unaudited financial statements for all periods prior to the Closing Date (collectively, the “DaXing Financial Statements”). The DaXing Financial Statements fairly present the financial condition of DaXing at the dates indicated and its results of operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims, debts and liabilities of DaXing, fixed or contingent, and of whatever nature.

2.02. Corporate and Financial Records. At the Closing, FVTI shall provide Purchaser copies of corporate, financial and all other records of DaXing (the “DaXing Records”).

2.03. Resignation of Current Officers and Directors of DaXing. At the Closing, FVTI shall deliver (1) a Board of Directors’ action (the “Board Action”) appointing Purchaser as President, Chief Executive Officer, Secretary and Sole Director of DaXing, effective as of the Closing, and (2) a duly executed resignations (the “Resignations”) of all current officers and directors of DaXing, effective as of the Closing.

2.04. Post-Closing Assistance. For the 60-day period immediately following the Closing, as further consideration for Purchaser’s entering into this Agreement, FVTI agrees to provide, on an as-needed basis, assistance after the Closing relating to the DaXing Financial Statements and DaXing Records.

3. The Closing; Closing Date. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned, the closing date of this Agreement (the “Closing”) will take place on December 31, 2024 (the “Closing Date”).

4. Consummation of the Closing. At the Closing and subject to the terms and conditions contained herein:

4.01. Deliveries of Purchaser. Purchaser shall deliver the Purchase Price, in the form of the Closing Note, to FVTI.

4.02 Deliveries of FVTI. FVTI shall deliver an Assignment, in the form of Exhibit B attached hereto, the DaXing Financial Statements, the DaXing Records, the Board Action, duly executed, and the Resignations, duly executed.

5. Representations and Warranties of FVTI. FVTI represents and warrants, as of the date of this Agreement and as of the Closing Date, as follows:

5.01. Full Disclosure. As of the Closing Date, FVTI will have disclosed all events, conditions and facts materially affecting the business and prospects of DaXing known to FVTI.

5.02. Ownership of Subject Securities. FVTI is, on the date of this Agreement, and on the Closing Date will be, the lawful owner of the Subject Securities. FVTI has the legal right and power to sell, assign and transfer the Subject Securities. The delivery of the Subject Securities to Purchaser pursuant to the provisions of this Agreement will transfer valid title to the Subject Securities free and clear of all liens, encumbrances, claims and other restrictions of any kind.

5.03. Governmental Review. FVTI understands that no regulatory body in any jurisdiction has passed upon or made any recommendation or endorsement of the Subject Shares.

5.04. Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of FVTI, and this Agreement constitutes a valid and binding agreement of FVTI enforceable in accordance with its terms.

5.05. No Brokers or Finders. All negotiations related to this Agreement on the part of FVTI have been accomplished solely by FVTI without the assistance of any person employed as a broker or finder. FVTI has done anything to give rise to any valid claims against Purchaser.

6. Representations and Warranties of Purchaser.

6.01. Acknowledgment of Receipt of Disclosure. Purchaser acknowledges receipt of the disclosure regarding DaXing delivered by FVTI pursuant to Section 5.01.

6.02. Investment Purpose. As of the date hereof, Purchaser is acquiring the Closing Shares for its own account and not with a present view towards the public sale or distribution thereof.

6.03. Governmental Review. Purchaser understands that no regulatory body in any jurisdiction has passed upon or made any recommendation or endorsement of the Subject Shares.

6.04. No Legal Disability; Enforcement. Purchaser is under no legal disability with respect to entering into, and performing under, this Agreement. This Agreement has been duly executed and delivered by Purchaser, and this Agreement constitutes a valid and binding agreement of Purchaser enforceable in accordance with its terms.

6.05. No Brokers or Finders. All negotiations related to this Agreement on the part of Purchaser have been accomplished solely by Purchaser without the assistance of any person employed as a broker or finder. Purchaser has done anything to give rise to any valid claims against FVTI.

7. Survival of Representations and Warranties; Expenses.

7.01. Nature and Survival of Representations and Warranties. The covenants, representations and warranties of Purchaser and FVTI shall survive the Closing Date.

7.02. Expenses. Purchaser and FVTI shall pay their respective expenses incurred by them arising out of this Agreement and the transactions contemplated in this Agreement, including, but not limited to, all fees and expenses of their counsel and accountants.

8. Termination.

8.01. Default. Purchaser or FVTI may, by written notice, on or at any time prior to the Closing Date, terminate this Agreement by notice to the other party in the event:

(a) The other party has defaulted under this Agreement by failing to perform any of its covenants and agreements contained in this Agreement; and

(b) Each default has not been fully cured within three (3) days after receipt of the notice specifying particularly the nature of the default.

8.02. Delay. If consummation of the transactions contemplated in this Agreement has not occurred by 11:59 p.m., Eastern Standard Time, on January 15, 2025, the party that is not in default in the timely performance of any of its covenants and conditions may terminate this Agreement subsequent to that time by giving written notice of termination to the other party. The written notice of termination shall be effective upon the delivery of the notice in person to the other party or parties or, if served by mail or overnight courier, upon the receipt of the notice by such party or parties.

9. Miscellaneous.

9.01. Publicity. FVTI shall have the right to issue any press releases with respect to the transactions contemplated hereby and to make such SEC filings or any other public statements with respect to the transactions contemplated hereby as it deems necessary by any applicable United States federal or state securities laws or regulations.

9.02. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile and e-mail transmission) and shall be given:

if to Purchaser:	Lin Yumin
Room 605, Building 2, No. 2
Changde Road, Zexu, Humen Town
Dongguan City, Guangzhou, China

if to FVTI, to:	Fortune Valley Treasures, Inc.
16th Floor Building 2 A+ Bldng, No. 139
Liansheng Road, Humen Town
Dongguan, Guangdong, China

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

9.03. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies or liabilities under or by reason of this Agreement.

9.04. Amendments and Waivers. Any provision of this Agreement may be amended or waived prior to the Closing Date, if, but only if, such amendment or waiver is in writing and is signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

9.05. Cumulative Rights and Remedies. All rights and remedies under this Agreement shall be cumulative, and none shall exclude any other right or remedy at law. Such rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises.

9.06. Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; provided, however, that Purchaser shall have the right to assign his rights and delegate his duties hereunder to an entity controlled by him.

9.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in Las Vegas, Nevada. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. FVTI and Purchaser waive trial by jury. The prevailing party shall be entitled to recover from its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each Party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any related document or agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

9.08. Counterparts; Effectiveness. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when executed by Purchaser and FVTI.

9.09. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

9.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

9.11. Legal Representation. Each of Purchaser and FVTI acknowledges that each has had the opportunity to utilize separate legal counsel with respect to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

FVTI:		PURCHASER:

FORTUNE VALLEY TREASURES, INC.

By:	/s/ Yuwen Li	/s/ Lin Yumin
	Yuwen Li	Lin Yumin
Chief Executive Officer

Exhibit A

Form of Closing Note

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH MAY BE THE LEGAL COUNSEL OPINION (AS DEFINED IN THE PURCHASE AGREEMENT)), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT OR OTHER APPLICABLE EXEMPTION.

Principal Amount: $250,000.00	Issue Date: December ___, 2024

PROMISSORY NOTE

FOR VALUE RECEIVED, Lin Yumin (hereinafter called the “Borrower”), hereby promises to pay to the order of Fortune Valley Treasures, Inc., a Nevada corporation, or registered assigns (the “Holder”), in the form of lawful money of the United States of America, the principal sum of $250,000.00 (the “Principal Amount”) and to pay interest on the unpaid Principal Amount hereof at the rate of eight percent (8%) (the “Interest Rate”) per annum from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise, as further provided herein. The maturity date of this note (the “Note”) shall be December ___, 2025 (the “Maturity Date”), and is the date upon which the Principal Amount and any accrued and unpaid interest and other fees shall be due and payable.

The Principal Amount and interest amounts hereunder may be prepaid in whole or in part prior to any demand, at any time and from time to time, without premium or penalty.

The following terms shall apply to this Note:

(A)	All payments due hereunder shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day.

(B)	As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York, are authorized or required by law or executive order to remain closed.

(C)	This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of Parent and will not impose personal liability upon the holder thereof.

The following terms shall also apply to this Note:

Article I. Ranking and Certain Covenants.

1.2 Non-circumvention. The Borrower hereby covenants and agrees that the Borrower will not avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder.

1.2 Lost, Stolen or Mutilated Note. Upon receipt by the Borrower of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Borrower in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Borrower shall execute and deliver to the Holder a new Note.

Article II. Events of Default.

It shall be considered an event of default if any of the following events listed in this Article II (each, an “Event of Default”) shall occur:

2.1 Failure to Pay Principal or Interest. The Borrower fails to pay the Principal Amount hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

2.2 Breach of Agreement and Covenants. The Borrower breaches any covenant, agreement or other term or condition contained in this Note or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith.

2.3 Breach of Representations and Warranties. Any representation or warranty of the Borrower made in this Note or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note.

2.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for the Borrower.

2.5 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any of Borrower’s property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

2.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

2.7 Rights and Remedies Upon an Event of Default. Upon the occurrence of any Event of Default specified in this Article II, this Note shall become immediately due and payable, and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Principal Amount then outstanding plus accrued interest through the date of full repayment multiplied by 110% (collectively the “Default Amount”), as well as all costs, including, without limitation, legal fees and expenses, of collection, all without demand, presentment or notice, all of which hereby are expressly waived by the Borrower.

Article III. Miscellaneous.

3.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies of the Holder existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (1) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (2) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

if to Borrower:	Lin Yumin
Room 605, Building 2, No. 2
Changde Road, Zexu, Humen Town
Dongguan City, Guangzhou, China

if to Holder:	Fortune Valley Treasures, Inc.
16th Floor Building 2 A+ Bldng, No. 139
Liansheng Road, Humen Town
Dongguan, Guangdong, China

3.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

3.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. The Borrower shall not assign this Note or any rights or obligations hereunder without the prior written consent of the Holder. The Holder may assign its rights hereunder to any person.

3.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

3.6 Governing Law; Venue; Attorney’s Fees. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Florida or in the federal courts located in Las Vegas, Nevada. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and the Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, any agreement or any other document delivered in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

3.7 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

3.8 Construction; Headings. This Note shall be deemed to be jointly drafted by the Borrower and all the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

3.9 Usury. To the extent it may lawfully do so, the Borrower hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Borrower under this Note for payments which under the applicable law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under the applicable law in the nature of interest that the Borrower may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by applicable law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the Issue Date, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Borrower to the Holder with respect to indebtedness evidenced by this the Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Borrower, the manner of handling such excess to be at the Holder’s election.

3.10 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law (including any judicial ruling), then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on December ___, 2024.

Exemplar

Lin Yumin

Exhibit B

Form of Assignment

ASSIGNMENT OF SECURITIES

For good and adequate consideration, the receipt and adequacy of which is acknowledged, the undersigned, Fortune Valley Treasures, Inc., a Nevada corporation (“Assignor”), conveys, transfers and assigns to Lin Yumin (“Assignee”) all of Assignor’s right, title and interest in and to the following securities:

100 Shares (100%) of Common Stock of

DaXingHuaShang Investment Group Limited, a Seychelles corporation

Assignee accepts such conveyance, transfer and assignment.

This Assignment of Securities is made and received to be effective on the 31st day of December, 2024.

ASSIGNOR:	ASSIGNEE:

FORTUNE VALLEY TREASURES, INC.

Exemplar	Exemplar

By:
Yuwen Li	Lin Yumin
Chief Executive Officer